Exhibit 99.1

Malvern Bancorp, Inc. Announces Receipt of Nasdaq Letter

and Restated Financials to be Included in its 10-K

PAOLI, PA., January 20, 2021 -- Malvern Bancorp, Inc. (NASDAQ: MLVF) (the “Company”), the parent company of Malvern Bank, National Association, today announced that it received a notification letter on January 14, 2021 from The Nasdaq Stock Market (“Nasdaq”). The notification letter stated that because the Company has not yet filed its Form 10-K for the fiscal year end September 30, 2020 (the “Form 10-K”), and therefore remains delinquent in filing its Form 10-K, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

The Company plans to file the Form 10-K with the SEC as soon as practicable and believes it will meet all requirements for continued listing prior to March 15, 2021.  The notification of noncompliance from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

The notification letter states that the Company has until March 15, 2021 to submit a plan to Nasdaq as to how it plans to regain compliance with Nasdaq’s continued listing requirements. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the prescribed 10-K filing date, or until July 12, 2021, for the Company to regain compliance.

As previously disclosed on December 29, 2020 on the Company’s Form 12b-25 filed with the SEC, the Company requires additional time to file its Form 10-K.  The Company’s audit committee has determined that the Company’s audited annual consolidated financial statements for the fiscal year ended September 30, 2019 and the unaudited interim consolidated financial statements for the quarterly periods ended December 31, 2019, March 31, 2020 and June 30, 2020 (together, the “Restated Periods”), should not be relied upon due to errors identified in such consolidated financial statements.  Specifically, the Company has determined that participation interests relating to two commercial loans totaling approximately $4.2 million should be treated as secured borrowings rather than sold loans as of the Restated Periods. In addition, investors should no longer rely upon the preliminary earnings release, dated November 9, 2020, for the fourth fiscal quarter and fiscal year ended September 30, 2020 due to the impairment of a single $13.5 million commercial real estate credit as collateral dependent, based on information that was received from the borrower in December 2020.  Specifically, the Company has determined that based on information received in December 2020 an adjustment to the allowance for loan losses is required as of September 30, 2020.  The Company also evaluated an internal control deficiency primarily relating to documentation of loan participation agreements.  The Company believes that it has taken steps necessary to correct the internal control deficiency associated with the documentation of participation agreements.

The prior period restatement referenced above is related to two commercial loan participation agreements that were partial participation sales, originated by the Company and sold to another financial institution.  It was determined that the two agreements should have been recorded as secured borrowing arrangements.  The related balance sheet adjustment for treating such participation interests as secured borrowing arrangements is gross up “Loan Receivable” by approximately $4.2 million and to record a “Secured Borrowing Liability” of approximately $4.2 million.  The balance sheet reclassification did not have any impact on the provision for loan losses, net income or EPS.

Subsequent to the Company’s release on November 9, 2020 of its preliminary earnings release for the fourth fiscal quarter and fiscal year ended September 30, 2020, additional information was received concerning the $13.5 million commercial loan relationship (“the Loan”), which was classified as an accruing COVID-19 deferred loan as of September 30, 2020.  The Company has estimated the fair value of the collateral and will record a partial charge down of approximately $2.9 million and a specific reserve of approximately $581,000, and placed the Loan on non-accrual status during the three months ended September 30, 2020, pending the receipt of a third party appraisal.  The Company will record an additional $3.45 million provision for loan losses for the three months ended September 30, 2020 and will reverse approximately $266,000 of interest income (related to the September 30, 2020 principal and interest accrual). The increase in the provision for loan losses and reversal of interest income, as well as adjustments to income tax expense, reduced the Company’s net income for the quarter ended September 30, 2020 from $2.2 million, or $0.30 per diluted share, to a net loss of $546,000, or $0.07 per diluted share, and for the fiscal year ended September 30, 2020 from $6.4 million, or $0.84 per fully diluted share, to $3.6 million, or $0.47 per fully diluted share.

The Company will present all of the information regarding the Restated Periods in its Form 10-K for the Company’s fiscal year ended September 30, 2020, which will allow investors to review all pertinent data in a single presentation. The Company does not intend to file amendments to its annual or quarterly reports for the fiscal years ended September 30, 2019 or quarterly reports for the quarterly periods ended December 31, 2019, March 31, 2020 and June 30, 2020 or the preliminary earnings release for the quarterly period ended September 30, 2020 furnished on a Form 8-K filed on November 9, 2020 (collectively, the “Affected Reports”).  Accordingly, investors should rely only on the financial information and other disclosures regarding the Restated Periods that will be contained in the Form 10-K, and not on the Affected Reports or any reports, earnings releases or similar communications relating to those periods.

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association, an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank, National Association now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity.

Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its nine other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach Florida. The Bank also maintains representative offices in Wellington, Florida, Quakertown and Allentown, Pennsylvania.  The Bank’s primary market niche is providing personalized service to its client base.

Malvern Bank, through its Private Banking division and a strategic partnership with Bell Rock Capital in Rehoboth Beach, Delaware, provides personalized investment advisory services to individuals, families, businesses and non-profits. These services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services.

The Bank offers insurance services though Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

For further information regarding Malvern Bancorp, Inc., please visit our website at http://ir.malvernbancorp.com. For information regarding Malvern Bank, National Association, please visit our website at http://www.mymalvernbank.com.

Forward-Looking Statements

When used in this press release, or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expect to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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